EXHIBIT 4.10
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REPUBLIC SERVICES, INC.

6.086% NOTE DUE 2035
CUSIP NO. 760759 AF 7

No. 1	$275,674,000
     Republic Services, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of Two Hundred Seventy-Five Million Six Hundred Seventy-Four Thousand ($275,674,000) United States dollars on March 15, 2035, at the office or agency of the Company referred to below, and to pay interest thereon from March 21, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on March 15 and September 15 in each year, commencing September 15, 2005 at the rate of 6.086% per annum, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The principal amount of the Securities which may be issued is unlimited. The Company may issue additional senior notes of the same class and series as this Security in one or more tranches from time to time without notice to or the consent of the existing holders of the Securities. These additional senior notes are referred to in this Security as the “Additional Securities” and all references to the Securities in this Security or in the Indenture shall include the Additional Securities. The Additional Securities shall vote as a class with all other Securities as to matters as to which such Securities have a vote.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by the Indenture not inconsistent with the requirements of such exchange, all as more fully provided in the Indenture.
     Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of this Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be a corporate trust office of the

Trustee or its affiliate located at 101 Barclay Street, Floor 8W, New York, NY 10286), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

REPUBLIC SERVICES, INC.
By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Vice President, Finance and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the 6.086% Notes due 2035 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:	/s/ Jeremy Finkelstein
Authorized Signatory

Dated: July 19, 2005

TRANSFER NOTICE
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
(Please print or typewrite name and address including zip code of assignee)

Insert Taxpayer Identification No.
the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

Dated: ___________________________________
______________________________________________
NOTICE: The signature to this assignment must
correspond with the name as written upon the face
of the within-mentioned instrument in every
particular, without alteration or any change
whatsoever.
Signature Guarantee: ________________________
[Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

REVERSE SIDE OF SECURITY
REPUBLIC SERVICES, INC.
6.086% Note due 2035
     This Security is one of a duly authorized issue of Securities of the Company designated as its 6.086% Notes due 2035 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $275,674,000, issued under and subject to the terms of an indenture (herein called the “Indenture”) dated as of August 15, 2001, among the Company and The Bank of New York, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Second Supplemental Indenture, dated as of March 21, 2005, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     The Securities may be redeemed at any time, at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 and not more than 60 days’ notice to the Holders thereof as provided in the Indenture, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 25 basis points, plus, in each case, accrued interest to the Redemption Date (subject to the right of holders of record of such Securities on relevant record dates to receive interest due on an interest payment date), if any.
     If less than all of the Securities are to be redeemed, the Trustee shall select, not more than 60 nor less than 30 days before the Redemption Date, the Securities or portions thereof to be redeemed on a pro rata basis, by lot or by any other method the Trustee shall deem fair and appropriate.
     In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.
     In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain covenants and Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.
     The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Securities at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the Securities of such series and certain past Defaults and Events of Default under the Indenture and the Securities and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, or any other obligor on the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.
     Except as indicated in the Indenture, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
     All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.